UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2011 (November 9, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, 3rd Floor, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by Magellan Petroleum Corporation (the “Company”) with the U.S. Securities and Exchange Commission on October 3, 2011 (the “Original 8-K”) to provide a description of the compensation arrangements agreed to between the Company and J. Thomas Wilson in connection with Mr. Wilson’s appointment as the Company’s President and Chief Executive Officer effective September 27, 2011. At the time of the filing of the Original 8-K, these compensation arrangements had yet to be determined.

The disclosure contained under Item 5.02 of the Original 8-K remains unchanged except that the following disclosure – Appointment of New President and Chief Executive Officer under “Appointment of New President and Chief Executive Officer” is hereby deleted in light of the information being presented in this Form 8-K/A:

The Company and Mr. Wilson are in the process of negotiating a term sheet setting forth the material terms of Mr. Wilson’s employment, including but not limited to his term of office. The Company and Mr. Wilson also intend to enter into a definitive employment agreement incorporating the terms of employment described in the term sheet as soon as practicable. The term sheet and the definitive employment agreement will be filed as exhibits to a subsequent current report on Form 8-K.

The information contained under Items 8.01 and 9.01 of the Original 8-K remains unchanged.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Employment Agreement with J. Thomas Wilson

On November 9, 2011, the Company entered into a definitive Employment Agreement, effective November 2, 2011 (the “Employment Agreement”) with J. Thomas Wilson under which Mr. Wilson will continue to serve as the Company’s President and Chief Executive Officer, effective September 27, 2011.

Mr. Wilson’s Employment Agreement provides for a two-year term of employment, which commenced on September 27, 2011. If not terminated prior to September 27, 2013 (“Initial Term”) in accordance with its provisions, the Employment Agreement may be renewed for additional one year terms (each, a “Renewal Term”) if the parties mutual agree to do so and they can agree on the terms and conditions of the renewal contract, which may take the form of an Addendum to the Employment Agreement. If the Company or Mr. Wilson determines not to renew the Employment Agreement for an additional one year term, the party desiring to terminate the Employment Agreement must provide the other with written notice six months prior to the expiration of the Initial Term or the Renewal Term, as applicable.

Under the Employment Agreement, Mr. Wilson serves as President and Chief Executive Officer of the Company and will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. The Employment Agreement, however, does not prevent Mr. Wilson from (i) participating in charitable, civic, educational, professional, community or industry affairs or, with prior written approval of the Board of Directors (“Board”), serving on the board of directors or advisory boards of other companies; and (ii) managing his personal investments and those of his family so long as such activities do not materially interfere with the performance of his duties under the Employment Agreement or create a potential business conflict or the appearance of a potential business conflict. During the term of the Employment Agreement, Mr. Wilson will not be guaranteed a bonus but rather will be eligible to receive such bonus awards, if any, based on the Company’s and Mr. Wilson’s performance, as shall be determined by the Board in its sole discretion, after receipt of a recommendation by the Compensation, Nominating and Governance (“CNG”) Committee of the Board. Under the Employment Agreement, Mr. Wilson has also agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement obligations and related requirements.

Mr. Wilson will be paid an annual base salary of $349,459, subject to an annual cost of living increase beginning on July 1, 2012 and effective each January 1st thereafter, based on a formula that shall be adopted for all Company employees. Mr. Wilson will be entitled to prompt reimbursement for all reasonable, documented and necessary expenses incurred by him in performing his services under the Employment Agreement.

The Employment Agreement confirms Mr. Wilson’s eligibility to receive (i) a stock award comprised of options to acquire 250,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”) at the fair market value of a share of the Common Stock on the grant date; and (ii) a grant of 100,000 restricted shares of Common Stock (“Equity Incentives”). Under the Employment Agreement, Mr. Wilson is also entitled to participate in all employee benefit plans and programs of the Company on substantially the same terms as other members of senior management of the Company.

The Company is entitled to terminate Mr. Wilson’s employment at any time for any reason, other than non-renewal, Disability or Cause (as each such term is defined in the Employment Agreement) upon at least 30 days’ written notice to Mr. Wilson (or such lesser notice period to which Mr. Wilson agrees). If the Company terminates Mr. Wilson’s employment for any reason other than non-renewal, Disability or Cause, then the Company shall pay to Mr. Wilson: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment (the “Salary Benefit”); (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment (the “Other Benefits”); (iii) any reimbursement amounts for reasonable business expenses approved by the Company and owed to Mr. Wilson under the Employment Agreement (the “Reimbursement Benefit”); (iv) a defined severance benefit (the “Severance Benefit”); (v) certain continuing health insurance payment benefits, if Mr. Wilson elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment (the “Medical Benefit”); and (vi) the Equity Incentives shall fully vest (the “Vesting Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Wilson would have received if he remained employed for the balance of the Initial Term or Renewal Term, as the case may be, based upon his then-current base salary without further increase. The amount of the Severance Benefit shall be paid during the remainder of the Initial or Renewal Term, as applicable, in equal monthly installments commencing in the first month following Mr. Wilson’s termination of employment.

The Employment Agreement may be terminated by the Company in the event of Mr. Wilson’s death or Disability. In the case of termination for Disability, the Company must provide Mr. Wilson at least 30 days’ written notice before the date of such termination (or such lesser notice period to which Mr. Wilson agrees). If Mr. Wilson dies or becomes disabled, then the Company will pay Mr. Wilson (or, in the case of death, Mr. Wilson’s estate or other person having such entitlement pursuant to the terms of the applicable plan or program): (i) the Salary Benefit; (ii) the Other Benefits; (iii) the Reimbursement Benefit; and (iv) the Vesting Benefit.

The Employment Agreement may also be terminated for Cause by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud by Mr. Wilson relating to the performance of his services to the Company; (ii) a breach by Mr. Wilson of his duties or responsibilities under the Employment Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) Mr. Wilson’s conviction of a felony or any crime involving moral turpitude; (iv) Mr. Wilson’s material failure (for reasons other than death or Disability) to perform his duties under the Employment Agreement or insubordination (defined as refusal to execute or carry out lawful directions from the Board or its duly appointed designees) where Mr. Wilson has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within 30 days following such notice; or (v) a breach by Mr. Wilson of any provision of any material policy of the Company or certain obligations under the Employment Agreement (e.g. confidentiality, non-solicitation, non-competition and non-disparagement obligations). If the Employment Agreement is terminated for Cause, Mr. Wilson shall only be entitled to receive: (i) the Salary Benefit; (ii) the Other Benefits; and (iii) the Reimbursement Benefit.

Mr. Wilson is entitled to terminate his employment with the Company for “Good Reason” as defined in the Employment Agreement by giving written notice of termination to the Company at least 30 days before the date of termination (or such lesser notice period as the Company or Executive may agree to). In the event of his termination of employment for Good Reason, Mr. Wilson shall be entitled to receive: (i) the Salary Benefit; (ii) the Other Benefits; (iii) the Reimbursement Benefit; (iv) the Severance Benefit; (v) the Medical Benefit; and (vi) the Vesting Benefit. “Good Reason” as defined in the Employment Agreement, means only, without Mr. Wilson’s written consent, (A) a material negative change in the scope of the authority, functions, duties or responsibilities of Mr. Wilson’s employment from that which is contemplated by the Employment Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company engaging the services of a long-term replacement President and Chief Executive Officer; (C) any material breach by the Company of any provision of the

Employment Agreement without Mr. Wilson having committed any material breach of his obligations thereunder, in each case of (A), (B), or (C), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach; or (D) a “Change in Control” (as that term is defined in the Employment Agreement) of the Company. If grounds for termination of employment for Good Reason occurs, and Mr. Wilson fails to give notice of termination within 60 days after the occurrence of such event, Mr. Wilson shall be deemed to have waived his right to terminate his employment for Good Reason. In addition, prospective changes to employee benefits for future employment made on an across-the-board basis to all similarly situated executives of the Company and its subsidiaries shall not be considered Good Reason. Further, if termination for Good Reason is triggered during the Initial Term or a Renewal Term but notice, provided consistent with the terms of the Employment Agreement, is not provided until the immediately following Renewal Term, if any, the Severance Benefit shall be zero.

The Company’s obligation to pay the Severance Benefit, the Medical Benefit and the Vesting Benefit (collectively, “Benefits”) in connection with a termination by: (i) the Company for other than non-renewal, Disability or Cause; (ii) the Company due to Mr. Wilson’s Disability; or (iii) Mr. Wilson for Good Reason is subject to the following conditions: (i) Mr. Wilson’s compliance with certain obligations under the Employment Agreement (e.g. confidentiality, non-solicitation, non-competition and non-disparagement obligations); (ii) delivery to the Company of Mr. Wilson’s resignations from all officer, directorships and fiduciary positions, if any, with the Company, Magellan Petroleum Australia Limited and their respective subsidiaries and employee benefit plans; and (iii) Mr. Wilson’s execution and delivery to the Company without revocation of a valid Termination, Voluntary Release and Waiver of Rights Agreement (the “Release”). If the documentation described in clause (ii) above and the Release have not been executed by Mr. Wilson and delivered to the Company within 30 days following the termination of Mr. Wilson’s employment, the Benefits shall be forfeited and shall not be reinstated for any reason.

A copy of Mr. Wilson’s Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Indemnification Agreement

On November 9, 2011, the Company entered into an Indemnification Agreement, effective November 2, 2011 (the “Indemnification Agreement”) with J. Thomas Wilson related to Mr. Wilson’s service as an officer of the Company. The Indemnification Agreement entitles Mr. Wilson to rights of indemnification if, by reason of his service as an officer of the Company, he is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), whether such Proceeding is a direct action against Mr. Wilson or a derivative Proceeding brought by or in the right of the Company. The Indemnification Agreement is substantially identical to the agreements in place for the Company’s other executive officers.

A copy of Mr. Wilson’s Indemnification Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Award of Equity Incentives

As partial consideration for his execution of the Employment Agreement, Mr. Wilson has been awarded the Equity Compensation as provided in the Employment Agreement. On November 16, 2011 and consistent with the terms of the 1998 Stock Incentive Plan, the Company and Mr. Wilson entered into a Nonqualified Stock Option Award Agreement effective as of November 7, 2011 and a Restricted Stock Award Agreement effective November 16, 2011 evidencing the award of 250,000 shares of Common Stock (collectively, the “Stock Options”) and 100,000 restricted shares of Common Stock (the “Restricted Shares”), respectively, and setting forth the terms of such awards as approved by the Board, upon the recommendation of the CNG Committee on November 7, 2011 (“Grant Date”).

The exercise price per share for all of the Stock Options is equal to the “fair market value” (as defined in Section 5(c) of the Company’s 1998 Stock Incentive Plan) of a share of the Common Stock on the Grant Date.

The Stock Options will vest in two equal installments as follows:

(i) 125,000 Option shares will vest in full on September 27, 2012; and

(ii) 125,000 Option shares will vest in full on September 27, 2013.

The Stock Options shall immediately be accelerated and vest in full upon: (i) the Company’s termination of the Employment Agreement for other than non-renewal, Disability or Cause; (ii) the Company’s termination of the Employment Agreement due to Mr. Wilson’s Disability; (iii) Mr. Wilson’s termination of the Employment Agreement for Good Reason; (iv) the termination of the Employment Agreement due to Mr. Wilson’s death; or (v) a “Change in Control” as defined in the 1998 Stock Incentive Plan.

The Restricted Shares may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered. The number of Restricted Shares and applicable dates on which the non-transferability of the Restricted Shares and the Company’s forfeiture rights with respect thereto shall lapse, is as follows:

(i) 50,000 Restricted Shares will vest in full on September 27, 2012; and

(ii) 50,000 Restricted Shares will vest in full on September 27, 2013.

In the event of Mr. Wilson’s termination of employment, all of Mr. Wilson’s Restricted Shares then remaining subject to non-transferability shall be immediately forfeited to the Company without further action by the Company, Mr. Wilson or Mr. Wilson’s legal representative; provided, however, that in the event of: (i) the Company’s termination of the Employment Agreement for other than non-renewal, Disability or Cause; (ii) the Company’s termination of the Employment Agreement due to Mr. Wilson’s Disability; (iii) Mr. Wilson’s termination of the Employment Agreement for Good Reason; (iii) the termination of the Employment Agreement due to Mr. Wilson’s death; or (iv) a “Change in Control” as defined in the 1998 Stock Incentive Plan, all restrictions and conditions applicable to any Restricted Shares then held by Mr. Wilson that remain subject to non-transferability and the Company’s forfeiture rights under the 1998 Stock Incentive Plan shall immediately lapse and be of no further force and effect.

Copies of Mr. Wilson’s Nonqualified Stock Option Award Agreement and Restricted Stock Award Agreement are attached as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between the Company and J. Thomas Wilson executed November 9, 2011.

10.2	Indemnification Agreement between the Company and J. Thomas Wilson executed November 9, 2011.

10.3	Nonqualified Stock Option Award Agreement between the Company and J. Thomas Wilson executed November 16, 2011.

10.4	Restricted Stock Award Agreement between the Company and J. Thomas Wilson executed November 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ Antoine J. Lafargue
	Name:	Antoine J. Lafargue
	Title:	Chief Financial Officer

Dated: November 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and J. Thomas Wilson executed November 9, 2011.

10.2	Indemnification Agreement between the Company and J. Thomas Wilson executed November 9, 2011.

10.3	Nonqualified Stock Option Award Agreement between the Company and J. Thomas Wilson executed November 16, 2011.

10.4	Restricted Stock Award Agreement between the Company and J. Thomas Wilson executed November 16, 2011.